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EXHIBIT 99.2

                                  CERTIFICATION

     Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C.ss. 1350, as adopted), David W.
Brunton, the Chief Financial Officer of SBE, Inc. (the "Company") hereby certifies that, to the best of his knowledge:
     1. The Company's Quarterly Report on Form 10-Q for the three months ended January 31, 2003, to which this Certification is attached as Exhibit 99.2 (the "Periodic Report"), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and
     2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.

Dated:   March 3, 2003

/s/ David W. Brunton
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David W. Brunton
Chief Financial Officer


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